                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-A/A
                                AMENDMENT NO. 1

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                           DAVEL COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                 59-3538257
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


           1429 Massaro Blvd.
               Tampa, FL                                   33619
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(Address of Principal Executive Offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on which
          to be so Registered                  Each Class is to be Registered
          -------------------                  ------------------------------
  Common Stock, par value $.01 per share          Nasdaq National Market
------------------------------------------   -----------------------------------

------------------------------------------   -----------------------------------

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]
If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:

---------------------
   (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)

--------------------------------------------------------------------------------
                                (Title of Class)


                               Page 1 of 3 Pages
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                                EXPLANATORY NOTE

     On December 22, 1998, Davel Communications Group, Inc. merged with and into an indirect, wholly owned subsidiary of Davel Communications, Inc., formerly Davel Holdings, Inc. (the "Registrant"). In connection with the merger, the Registrant issued shares of its common stock, par value $.01 per share (the "New Davel Common Stock"), to the holders of Davel Communications Group, Inc.'s common stock, no par value per share ("Old Davel Common Stock"). Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the New Davel Common Stock is deemed to be registered under
Section 12 of the Exchange Act. This Amendment No. 1 on Form 8-A/A is being filed to amend the Form 8-A of Davel Communications Group, Inc., filed on October 13, 1993.


Item 1.   Description of Registrant's Securities to be Registered

          The Description of the Registrant's Common Stock, as included under the caption "Description of New Davel Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 20, 1998, Registration Number 333-67617, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.   Exhibits.

          Number                         Description
          ------                         -----------
            1       Restated Certificate of Incorporation of the Registrant,
                    incorporated by reference to Exhibit 3.1 of the Registrant's
                    Registration Statement on Form S-4 filed on November 20,
                    1998 (Registration File No. 333-67617)

            2 Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration
                    Statement on Form S-4 filed on November 20, 1998
                    (Registration File No. 333-67617)

                               Page 2 of 3 Pages

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Amendment No. 1 on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.

                              DAVEL COMMUNICATIONS, INC.
                              --------------------------
                                    (Registrant)


Date: December 23, 1998             By:  /s/ Michael E. Hayes
                                    -----------------------------------------
                                    Michael E. Hayes
                                    Senior Vice President and Chief Financial
                                    Officer


                               Page 3 of 3 Pages